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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Magic, Inc.:

     We consent to incorporation by reference in the registration statement on Form S-8 related to the Individual Restricted Stock Grant Agreement of General Magic, Inc. of our report dated February 7, 1997, relating to the consolidated balance sheets of General Magic, Inc. (a development stage enterprise) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, and for the period from May 1, 1990 (inception) to December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of General Magic, Inc.


                                     /s/ KPMG PEAT MARWICK LLP

                                     KPMG PEAT MARWICK LLP

San Jose, California
February 4, 1998





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